As of June 14, 1996


                                                  Exhibit 3(b)

                                AMENDED BYLAWS

                                      OF

                            INTERFACE SYSTEMS, INC.



         SECTION 1. OFFICES. In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time determine.

         SECTION 2. PLACE OF MEETINGS. Meetings of the stockholders and meetings of the Board of Directors may be held at any place or places within or without the State of Delaware.

         SECTION 3. ANNUAL STOCKHOLDERS MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as may be specified in the notice of annual meeting to be sent to the stockholders. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders. Any annual meeting of stockholders may be adjourned by the Chairman of the meeting or pursuant to a resolution of the Board of Directors.

         SECTION 4. SPECIAL STOCKHOLDERS MEETING. Special meetings of the stockholders may be called by the Chairman of the Board, or by the President, or pursuant to resolution of the Board of Directors. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders. Any special meeting of stockholders may be adjourned by the Chairman of the meeting or pursuant to resolution of the Board of Directors.


         SECTION 5. NOTICE OF STOCKHOLDERS MEETINGS. Notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, not less than ten days (or not less than twenty days when such is required by Delaware law) nor more than fifty days before the meeting to each stockholder of record entitled to vote thereat and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting or waive notice thereof in writing before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

               SECTION 6. QUORUM OF STOCKHOLDERS. The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum, except as otherwise provided by law or by the Certificate of Incorporation or Bylaws of the Corporation, but less than a quorum shall have power to adjourn any meeting from time to time. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act.

               SECTION 7. PROXIES. At every meeting of stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock held by him, and may vote and otherwise act in person or by proxy, but no proxy shall be voted upon more than three (3) years after its date unless such proxy provides for a longer period.

               SECTION 8. LIST OF STOCKHOLDERS. At least ten (10) days before each stockholders' meeting, a complete list, arranged in alphabetical order, of the stockholders entitled to vote at the meeting, showing the name and address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and filed in the place where the meeting is to be held, or such other place within the city where the meeting is to be held as shall be specified in the notice of the meeting, and shall, during the usual hours of business for said ten (10) days, be open to the examination of any stockholders for any purpose germane to the meeting at the place where it is filed. The list of stockholders shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 9. STOCK CERTIFICATES. Certificates of stock shall be of such form as the Board of Directors may elect and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed by a transfer agent or an assistant transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

               SECTION 10. STOCK TRANSFERS AND RECORDS. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock. Any stockholder, in person or by his attorney or other duly authorized agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business, to inspect for any proper purpose the stock ledger of the Corporation, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the stockholder's interest as such. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand of the stockholder under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. Such demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business within or without the State of Delaware.

               SECTION 11. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall have the power to fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action. In every case in which a record date is fixed, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to express consent to such corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to receive such allotment, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at the meeting of stockholders shall be at the close of business on the date next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

               SECTION 11.1.  NOMINATION AND STOCKHOLDER BUSINESS PROPOSAL:

                (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A) (1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

               (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided hereunder, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (A) (2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

               (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal shall be disregarded.

               (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               SECTION 11.2. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. The Board of Directors shall appoint, prior to any annual, special or other meeting of stockholders, one or more inspectors of elections. The inspectors will be responsible for ascertaining the number of shares outstanding and the voting power of each, determining the shares represented at the annual, special or other meeting of stockholders and the validity of proxies and ballots, counting all votes and ballots, determining and retaining for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certifying their determination of the number of shares represented at the annual, special, or other meeting of stockholders, and their count of all votes and ballots.
The inspectors may appoint or retain other persons or entities to assist in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with the General Corporation Law of the State of Delaware, ballots and the regular books and records of the Corporation.

               The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

               SECTION 12. BOARD OF DIRECTORS. The affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors constituting the entire Board shall not be less than three nor more than twelve, the exact number of directors to be fixed from time to time only by vote of a majority of the entire Board. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

               Directors shall be elected at each annual meeting of the stockholders, each to hold office until the next annual meeting of stockholders and until the director's successor is elected and qualified, or until the director's resignation or removal.

               During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directorships shall be filled by a majority vote of the directors then in office, whether or not a quorum.
If the Board of Directors accepts the resignation of any director or officer to take effect at a future time, it shall have the power to elect a successor to take office when the resignation becomes effective. Each director chosen to fill a vacancy or chosen to fill a newly created directorship shall hold office until the next election of directors by the stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The Board of Directors shall have the power to authorize the payment of compensation to the directors for services to the Corporation including fees for attendance at meetings of the Board of Directors, and to determine the amount of such compensation and fees.

               Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the stockholders called for that purpose.

               SECTION 13. BOARD OF DIRECTORS MEETINGS. Meetings of the Board of Directors shall be held at the times fixed by resolution of the Board or upon call of the Chairman of the Board, the President or any two directors and may be held outside of the State of Delaware. The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual stockholder's meeting, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient.
A majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Less than such a quorum shall have power to adjourn the meeting from time to time without notice.

               SECTION 14. OFFICERS. The Board of Directors, as soon as may be practicable after the election of directors in each year, shall appoint one of their number Chairman of the Board and shall appoint one of their number President of the Corporation, and shall also appoint one or more Vice-Presidents, a Secretary and a Treasurer, and shall from time to time appoint such other officers as they may deem proper. If so appointed by the Board of Directors, the same person may hold more than two offices, other than the offices of President and Secretary.

               SECTION 15. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint two or more of their number to act as an executive committee to exercise the authority of the Board of Directors at such times as it is not actively in session. The Board of Directors may appoint such other committees from time to time to have such authority as shall be specified by the Board of Directors in the resolutions taking such appointments. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting thereof.

               SECTION 16. OFFICERS' TERMS OF OFFICE. The term of office of all officers shall be until the first meeting of the Board of Directors after the next annual meeting of stockholders subsequent to their appointment and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors with or without cause if they deem such action to be in the best interests of the Corporation. Vacancies in any office may be filled by the Board at any meeting.

               SECTION 17. OFFICERS' POWERS AND DUTIES. The President shall be the chief executive officer of the Corporation with full powers to manage its affairs, subject to the powers of the Board of Directors. The officers of the Corporation shall otherwise have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such additional powers and duties as may from time to time be conferred upon them by the Board of Directors.

               SECTION 18. ACTION WITHOUT A MEETING. Whenever the vote of the Board of Directors or of any committee thereof at a meeting is required or permitted to be taken, the meeting and vote may, subject to the provisions of law, be dispensed with, if all of the directors or committee members who should have been entitled to vote upon the action if such meeting were held, shall severally and/or collectively consent in writing to such corporate action being taken.

               SECTION 19. BANKING. The Board of Directors are authorized to select such depositories as they shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

               SECTION 20. SEAL. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

               SECTION 21. FISCAL YEAR. The fiscal year of the Corporation shall be such year as may be fixed from time to time by the Board of Directors.

               SECTION 22. AMENDMENT. A majority of the members of the Board of Directors then in office may from time to time make, alter, amend, supplement or repeal any or all provisions of these Bylaws. In addition, the shareholders may from time to time adopt, alter, amend, supplement or repeal any or all provisions of these Bylaws, including the provisions of this Section 22; provided such action is approved at a meeting of shareholders called for such purpose, by the affirmative vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the elections of directors. Nothing contained herein shall detract from the authority of the Board of Directors to make, alter, amend, supplement or repeal any or all provisions of the Bylaws as provided herein.


               SECTION 23. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.

               (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

               (b) Right of Director or Officer Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in a case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. A determination that the claimant has not met the applicable standard of conduct, when made: (l) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders, shall serve as evidence in support of a contention by the Corporation that the claimant has not met that standard of conduct.

               (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               (e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               SECTION 24. LOST OR DESTROYED STOCK CERTIFICATES. Upon the presentation to the Corporation of a proper affidavit attesting to the loss, destruction or mutilation of any certificate or certificates for shares of stock of the Corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificate or certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require, as a condition precedent to the issuance of any such new certificates, any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed;
(b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the approval or order of a court or judge.

               SECTION 25. The Corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. Notwithstanding anything to the contrary contained in these Bylaws, this Section 25 shall not hereafter be amended by the Board of Directors.